UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2021

NORTHERN GENESIS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39451	85-2097939
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Main Street, Suite 1000 Kansas City, MO	64112
(Address of principal executive offices)	(Zip Code)

816-514-0324
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	NGA.U	New York Stock Exchange
Common Stock, par value $0.0001 per share	NGA	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	NGA.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a special meeting of stockholders on April 23, 2021 (the “Special Meeting”), the stockholders of Northern Genesis Acquisition Corp. (the “Company”) voted and approved, among other things, Proposal No. 2 – The Corrective Amendment Proposal, which is described in further detail below and in the Joint Proxy Statement/Prospectus filed by the Company with the Securities and Exchange Commission on March 24, 2021 (the “Proxy Statement”). The Corrective Amendment became effective upon filing with the Secretary of State of the State of Delaware on April 23, 2021.

A copy of the Corrective Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 23, 2021 at the Special Meeting, the Company’s stockholders voted and approved Proposal Nos. 1, 2 and 3, each of which is described in greater detail in the Proxy Statement.

There were 31,945,344 shares of common stock issued and outstanding on March 18, 2021, the record date (the “Record Date”) for the Special Meeting. At the Special Meeting, there were 23,431,671 shares present either by proxy or online, representing approximately 58.67% of the total outstanding shares of the Company’s common stock as of the Record Date.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 – The Business Combination Proposal

The Business Combination Agreement and Plan of Reorganization, dated as of November 30, 2020 (the “Business Combination Agreement”), among the Company, The Lion Electric Company, a corporation existing under the Business Corporations Act (Québec) (“Lion”), and Lion Electric Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Lion (“Merger Sub”), was approved and adopted, and the business combination and all other transactions contemplated by the Business Combination Agreement were approved. The voting results were as follows:

for	against	abstain
23,377,863	27,229	26,579

Proposal No. 2 – The Corrective Amendment Proposal

An amendment to Article Sixth of the Amended and Restated Certificate of Incorporation of the Company (the “Corrective Amendment”) in order to provide for the issuance of the NGA Working Capital Warrants prior to the closing of the Business Combination was approved. The voting results were as follows:

for	against	abstain
23,277,278	60,652	93,741

Proposal No. 3 – The Adjournment Proposal

The adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the other proposals was approved. The voting results were as follows:

for	against	abstain
23,258,775	90,323	82,573

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Item 8.01	Other Events.

Stockholders holding 20,449 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (“Trust Account”). As a result, approximately $204,490 (or approximately $10.00 per share) will be removed from the Trust Account to pay such holders.

On April 23, 2021, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

The following are filed as Exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation
99.1	Press Release, dated April 23, 2021

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 26, 2021

NORTHERN GENESIS ACQUISITION CORP.

	By:	/s/ Ken Manget
		Name:	Ken Manget
		Title:	Chief Financial Officer

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